UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) December 21, 2006

DIGITAL LEARNING MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26293	20-1661391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Langsdorf Drive, Suite 203  Fullerton, California                                        92831

(Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code: (310) 921-3444

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, Digital Learning Management Corporation (“Digital”) entered into an Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation (“Yongxin”) and all of the shareholders of Yongxin.

In accordance with the Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 51,000,000 shares of newly issued common stock to the Yongxin shareholders or their designees, representing, immediately following closing, 85% of the total issued and outstanding shares of common stock.

Digital would remain a wholly owned operating subsidiary of the Company following Closing. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in February, 2007.

Neither Digital nor any of its officers or directors has a prior relationship with Yongxin, its shareholders or its officers or directors.

A copy of the Exchange Agreement is attached hereto as Exhibit 10.01 and incorporated into this Item 1.01 in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006	DIGITAL LEARNING MANAGEMENT CORPORATION
By: /s/ Craig Nagasugi
Name: Craig Nagasugi
Title: Chief Executive Officer